Exhibit 99.2 // I N V E S T O R P R E S E N T A T I O N Exhibit 99.2 // I N V E S T O R P R E S E N T A T I O N

Forward-Looking Statements and Non-GAAP Financial Measures This presentation includes certain financial measures that have not been prepared in a manner that complies with generally accepted accounting principles in the United States (“GAAP”), including, without limitation, EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”) and Free Cash Flow (“FCF”) (collectively, the “non-GAAP financial measures”). These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, net revenue, net cash provided by operating activities, earnings per fully-diluted share or other measures of profitability, liquidity or performance under GAAP. Management believes that these non-GAAP financial measures provide meaningful information to investors because they provide insight into how effectively we operate our business. You should be aware that these non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the appendix of this presentation. Statements in this presentation that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income, revenues and growth. Key risks are described in our reports filed with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors including: • the effects of the novel coronavirus (“COVID-19”) pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill , as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; • external economic forces that could have a material adverse impact on our advertising revenues and results of operations; • the ability of our radio stations to compete effectively in their respective markets for advertising revenues; • our ability to develop compelling and differentiated digital content, products and services; • audience acceptance of our content, particularly our radio programs; • our ability to respond to changes in technology, standards and services that affect the radio industry; • our dependence on federally issued licenses subject to extensive federal regulation; • actions by the FCC or new legislation affecting the radio industry; • our dependence on selected market clusters of radio stations for a material portion of our net revenue; • credit risk on our accounts receivable; • the risk that our FCC licenses and/or goodwill could become impaired; • our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends in the near term as a result of the amendment to our credit agreement; • the potential effects of hurricanes on our corporate offices and radio stations; • the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming; • disruptions or security breaches of our information technology infrastructure; • the loss of key personnel; • our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; • the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us; and • other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC website, www.sec.gov, or our website, www.bbgi.com. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. All information in this presentation is as of the date of this presentation, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations. Beasley Broadcast Group // Investor Presentation 2 Forward-Looking Statements and Non-GAAP Financial Measures This presentation includes certain financial measures that have not been prepared in a manner that complies with generally accepted accounting principles in the United States (“GAAP”), including, without limitation, EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”) and Free Cash Flow (“FCF”) (collectively, the “non-GAAP financial measures”). These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, net revenue, net cash provided by operating activities, earnings per fully-diluted share or other measures of profitability, liquidity or performance under GAAP. Management believes that these non-GAAP financial measures provide meaningful information to investors because they provide insight into how effectively we operate our business. You should be aware that these non-GAAP financial measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the appendix of this presentation. Statements in this presentation that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “believe,” “plan,” “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income, revenues and growth. Key risks are described in our reports filed with the Securities and Exchange Commission (the “SEC”), including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors including: • the effects of the novel coronavirus (“COVID-19”) pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill , as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; • external economic forces that could have a material adverse impact on our advertising revenues and results of operations; • the ability of our radio stations to compete effectively in their respective markets for advertising revenues; • our ability to develop compelling and differentiated digital content, products and services; • audience acceptance of our content, particularly our radio programs; • our ability to respond to changes in technology, standards and services that affect the radio industry; • our dependence on federally issued licenses subject to extensive federal regulation; • actions by the FCC or new legislation affecting the radio industry; • our dependence on selected market clusters of radio stations for a material portion of our net revenue; • credit risk on our accounts receivable; • the risk that our FCC licenses and/or goodwill could become impaired; • our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends in the near term as a result of the amendment to our credit agreement; • the potential effects of hurricanes on our corporate offices and radio stations; • the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming; • disruptions or security breaches of our information technology infrastructure; • the loss of key personnel; • our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations; • the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of us; and • other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC website, www.sec.gov, or our website, www.bbgi.com. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. All information in this presentation is as of the date of this presentation, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations. Beasley Broadcast Group // Investor Presentation 2

Notice to and Undertaking by Recipients THIS PRESENTATION HAS BEEN PREPARED SOLELY FOR INFORMATIONAL PURPOSES FROM INFORMATION SUPPLIED SOLELY BY OR ON BEHALF OF BEASLEY BROADCAST GROUP, INC. AND ITS SUBSIDIARIES (“BEASLEY”, “WE”, “US”, “OUR” OR THE “COMPANY”) AND IS BEING FURNISHED BY THE COMPANY. THE RECIPIENT’S ACCEPTANCE OF THIS PRESENTATION CONSTITUTES AN AGREEMENT BY IT TO BE BOUND BY THE TERMS OF THIS NOTICE AND UNDERTAKING. IF THE RECIPIENT IS NOT WILLING TO ACCEPT THIS PRESENTATION ON THE TERMS SET FORTH HEREIN, IT MUST RETURN THIS PRESENTATION AND ANY OTHER EVALUATION MATERIAL PROVIDED IN CONNECTION HEREWITH TO THE COMPANY IMMEDIATELY WITHOUT MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF. THIS PRESENTATION IS NOT AN OFFER TO SELL OR PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL OR PURCHASE ANY SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION, PURCHASE OR SALE IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL. The information contained in this presentation has been prepared to assist the recipient in making its own evaluation of the Company and does not purport to be all-inclusive or to contain all of the information that a recipient may desire or require. By accepting delivery of this presentation, the recipient agrees to undertake and rely on its own independent investigation and analysis and consult with its own attorneys, accountants and other professional advisors regarding the Company, including all related legal, investment, accounting, tax and other matters. Nothing in this presentation shall be construed as giving legal, financial or other advice of any kind. Anyone using this presentation does so entirely at their own risk and no responsibility is accepted for any loss that might result from such use directly or indirectly. The Company (i) does not make any representation or warranty (express or implied) as to the fairness, reliability, accuracy or completeness of this presentation and (ii) will not have any liability with respect to information contained in, or omitted from, this presentation. The information in this presentation is provided as at the date of this presentation and is subject to change without notice. The Company prepared this presentation on the basis of information that has and from sources believed to be reliable. To the extent available, the industry, market and competitive position data contained in this presentation come from official or third party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. While the Company believes that each of these publications, studies and surveys has been prepared by a reputable source, the Company has not independently verified the information therein. In addition, certain of the industry, market and competitive position data contained in this presentation come from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the market in which the Company operates. While the Company believes that such estimates are reasonable and reliable, they, and their underlying methodology and assumptions, have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this presentation. Each recipient of this presentation acknowledges that the Company considers this presentation to be confidential, sensitive and proprietary and each recipient agrees to use reasonable precautions to keep such information confidential. This presentation is not for publication, release or distribution in any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction nor should it be taken or transmitted into such jurisdiction. This presentation is not intended for general distribution. This presentation is being provided to you for information purposes only. It may not be further distributed to any other person, or published, in whole or in part, for any purpose. Any failure to comply with these restrictions may constitute a violation of applicable securities laws. This presentation is intended solely for the use of the recipient to whom it is initially provided, and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, for any purpose without the Company’s prior written consent. If you are not the intended recipient of this presentation as designated above, then please immediately delete or destroy all copies of this presentation in your possession. This Notice and Undertaking shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligations Law to the extent that it mandates that the law of the State of New York govern). Any unaudited financial information included in, or discussed in connection with this presentation, is presented for informational purposes only and does not necessarily reflect the financial results of the Company. Beasley Broadcast Group // Investor Presentation 3 Notice to and Undertaking by Recipients THIS PRESENTATION HAS BEEN PREPARED SOLELY FOR INFORMATIONAL PURPOSES FROM INFORMATION SUPPLIED SOLELY BY OR ON BEHALF OF BEASLEY BROADCAST GROUP, INC. AND ITS SUBSIDIARIES (“BEASLEY”, “WE”, “US”, “OUR” OR THE “COMPANY”) AND IS BEING FURNISHED BY THE COMPANY. THE RECIPIENT’S ACCEPTANCE OF THIS PRESENTATION CONSTITUTES AN AGREEMENT BY IT TO BE BOUND BY THE TERMS OF THIS NOTICE AND UNDERTAKING. IF THE RECIPIENT IS NOT WILLING TO ACCEPT THIS PRESENTATION ON THE TERMS SET FORTH HEREIN, IT MUST RETURN THIS PRESENTATION AND ANY OTHER EVALUATION MATERIAL PROVIDED IN CONNECTION HEREWITH TO THE COMPANY IMMEDIATELY WITHOUT MAKING ANY COPIES THEREOF, EXTRACTS THEREFROM OR USE THEREOF. THIS PRESENTATION IS NOT AN OFFER TO SELL OR PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL OR PURCHASE ANY SECURITIES AND SHALL NOT CONSTITUTE AN OFFER, SOLICITATION, PURCHASE OR SALE IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL. The information contained in this presentation has been prepared to assist the recipient in making its own evaluation of the Company and does not purport to be all-inclusive or to contain all of the information that a recipient may desire or require. By accepting delivery of this presentation, the recipient agrees to undertake and rely on its own independent investigation and analysis and consult with its own attorneys, accountants and other professional advisors regarding the Company, including all related legal, investment, accounting, tax and other matters. Nothing in this presentation shall be construed as giving legal, financial or other advice of any kind. Anyone using this presentation does so entirely at their own risk and no responsibility is accepted for any loss that might result from such use directly or indirectly. The Company (i) does not make any representation or warranty (express or implied) as to the fairness, reliability, accuracy or completeness of this presentation and (ii) will not have any liability with respect to information contained in, or omitted from, this presentation. The information in this presentation is provided as at the date of this presentation and is subject to change without notice. The Company prepared this presentation on the basis of information that has and from sources believed to be reliable. To the extent available, the industry, market and competitive position data contained in this presentation come from official or third party sources. Third party industry publications, studies and surveys generally state that the data contained therein have been obtained from sources believed to be reliable, but that there is no guarantee of the accuracy or completeness of such data. While the Company believes that each of these publications, studies and surveys has been prepared by a reputable source, the Company has not independently verified the information therein. In addition, certain of the industry, market and competitive position data contained in this presentation come from the Company’s own internal estimates based on the knowledge and experience of the Company’s management in the market in which the Company operates. While the Company believes that such estimates are reasonable and reliable, they, and their underlying methodology and assumptions, have not been verified by any independent source for accuracy or completeness and are subject to change without notice. Accordingly, undue reliance should not be placed on any of the industry, market or competitive position data contained in this presentation. Each recipient of this presentation acknowledges that the Company considers this presentation to be confidential, sensitive and proprietary and each recipient agrees to use reasonable precautions to keep such information confidential. This presentation is not for publication, release or distribution in any jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction nor should it be taken or transmitted into such jurisdiction. This presentation is not intended for general distribution. This presentation is being provided to you for information purposes only. It may not be further distributed to any other person, or published, in whole or in part, for any purpose. Any failure to comply with these restrictions may constitute a violation of applicable securities laws. This presentation is intended solely for the use of the recipient to whom it is initially provided, and may not be reproduced, disseminated, quoted from or referred to, in whole or in part, for any purpose without the Company’s prior written consent. If you are not the intended recipient of this presentation as designated above, then please immediately delete or destroy all copies of this presentation in your possession. This Notice and Undertaking shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligations Law to the extent that it mandates that the law of the State of New York govern). Any unaudited financial information included in, or discussed in connection with this presentation, is presented for informational purposes only and does not necessarily reflect the financial results of the Company. Beasley Broadcast Group // Investor Presentation 3

Today’s Presenters Caroline Beasley Marie Tedesco Justin Chase Tina Murley CEO CFO CCO SVP, Sales Beasley Broadcast Group // Investor Presentation 4 Today’s Presenters Caroline Beasley Marie Tedesco Justin Chase Tina Murley CEO CFO CCO SVP, Sales Beasley Broadcast Group // Investor Presentation 4

Table of Contents I. Transaction Overview II. Beasley Business at a Glance III. Key Credit Highlights IV. Financial Overview V. Appendix Beasley Broadcast Group // Investor Presentation 5 Table of Contents I. Transaction Overview II. Beasley Business at a Glance III. Key Credit Highlights IV. Financial Overview V. Appendix Beasley Broadcast Group // Investor Presentation 5

I. Transaction Overview I. Transaction Overview

Transaction Summary § Beasley Broadcast Group, Inc. (“Beasley” or the “Company”) is a multi-platform media company providing radio, digital media and marketing services, and Esports content to over 20 million weekly consumers § Beasley’s core radio business is focused on the middle segment of the market, and its 1 stations rank in the top 3 in 10 of the 13 markets that are rated (in target demo). § The Company’s growth strategy is to leverage its core brands, content and advertiser relationships to diversify its revenue streams and expand the addressable markets § Beasley is seeking to raise $280 million Senior Secured Notes (the “Transaction”) § Approximately $271 million will be used to pay down the existing Revolver balance, Term Loan, Outlaws Note, and other debt § The remaining proceeds will be used to provide cash to balance sheet and to pay transaction fees and expenses § For the year ended December 31, 2019, the Company generated Net Revenue of $262 million and Adjusted EBITDA of $53 million § For the LTM period ended in September 30, 2020, Company had Net Revenue of $210 million 1 Per Nielsen Spring Ratings in Target Demo Beasley Beasley Broa Broadcast dcast Grou Group p // // Inve Rating stor Agen Presentation cy Presentation 7 Transaction Summary § Beasley Broadcast Group, Inc. (“Beasley” or the “Company”) is a multi-platform media company providing radio, digital media and marketing services, and Esports content to over 20 million weekly consumers § Beasley’s core radio business is focused on the middle segment of the market, and its 1 stations rank in the top 3 in 10 of the 13 markets that are rated (in target demo). § The Company’s growth strategy is to leverage its core brands, content and advertiser relationships to diversify its revenue streams and expand the addressable markets § Beasley is seeking to raise $280 million Senior Secured Notes (the “Transaction”) § Approximately $271 million will be used to pay down the existing Revolver balance, Term Loan, Outlaws Note, and other debt § The remaining proceeds will be used to provide cash to balance sheet and to pay transaction fees and expenses § For the year ended December 31, 2019, the Company generated Net Revenue of $262 million and Adjusted EBITDA of $53 million § For the LTM period ended in September 30, 2020, Company had Net Revenue of $210 million 1 Per Nielsen Spring Ratings in Target Demo Beasley Beasley Broa Broadcast dcast Grou Group p // // Inve Rating stor Agen Presentation cy Presentation 7

Pro Forma Capitalization

BEASLEY BROADCAST GROUP

Sources & Uses

Sources	Amount
New Senior Secured Notes	$ 280
Total Sources	**$ 280**

Uses	Amount
Paydown Existing Credit Facilities and Other Debt	$ 271
Estimated Transaction Fees and Expenses	6
Cash to Balance Sheet	3
Total Uses	**$ 280**

Pro Forma Capitalization

	As of 9/30/2020				Pro Forma					Current
($ in millions)	Amount	LTM xMult.	FY'19 xMult.	Adj.	Amount	LTM xMult.	FY'19 xMult.	Maturity	Coupon	Tranche Rating
Cash and Cash Equivalents[1]	$ 15			3	$ 19					
Revolving Credit Facility ($20mm Capacity)[2]	20			(20)	-			Nov-22	L(100) + 425	B2 / B-
Term Loan	238			(238)	-			Nov-23	L(100) + 425	B2 / B-
New Senior Secured Notes	-			280	280			5 Years		
Total Secured Debt	**$ 258**	**18.8 x**	**4.9 x**		**$ 280**	**20.4 x**	**5.3 x**			
Net Secured Debt	*$ 243*	*17.6 x*	*4.6 x*		*$ 261*	*19.0 x*	*5.0 x*			
George Beasley Loan	5			(5)	-			Dec-23	6.000 % PIK	
Outlaws Note[3]	8			(8)	-					
Total Debt	**$ 271**	**19.7 x**	**5.1 x**		**$ 280**	**20.4 x**	**5.3 x**			
Net Debt	*$ 255*	*18.6 x*	*4.8 x*		*$ 261*	*19.0 x*	*5.0 x*			
Market Capitalization as of 1/15/21	59				59					
Total Enterprise Value	**$314**	**22.8 x**	**6.0 x**		**$ 320**	**23.3 x**	**6.1 x**			
9/30/2020 LTM Adjusted EBITDA	**$ 14**				**$ 14**					
FY2019 Adjusted EBITDA	**$ 53**				**$ 53**					

[1] As of December 31, 2020, we estimate that we had approximately $20.8 million of cash and cash equivalents (on an actual, unadjusted basis)
[2] The existing Revolving Credit Facility is expected to be terminated pro forma for the transaction.
[3] Amount does not reflect a repayment of $2.25 million aggregate principal amount of the Outlaws note during the three months ended December 31, 2020.

Beasley Broadcast Group // Investor Presentation 8

Illustrative Term Sheet

Issuer:	Beasley Mezzanine Holdings, LLC (the “Issuer”)
Security:	A first priority security interest in (a) the equity interests of, or owned by, the Issuer and each subsidiary guarantor and (b) substantially all tangible and intangible personal property and material fee-owned real property of the Issuer and each subsidiary guarantor, other than excluded property
Guarantees:	The Company and the Issuer’s current restricted subsidiaries, future restricted subsidiaries that are material domestic subsidiaries, and any other restricted subsidiary that guarantees certain future indebtedness of the Company, subject to certain exceptions
Amount:	$280 million
Maturity:	5 years
Call Protection:	Non-callable for 2 years, T + 50 make whole during the non-call period, with first call after non-call period at 50% Coupon, and ratably declining thereafter to par in year 5
Mandatory Redemption:	Change of control – 101% plus accrued interest
Equity Clawback:	Up to 40% at Par plus Coupon
Redemption from Government Debt:	Ability to call up to 35% of outstanding principal amount of notes at par + 50% coupon during first 120 days after closing date using the proceeds of a COVID-19-related government lending facility
Negative Covenants:	Usual and customary for issuance of this type
Distribution	144A for life

Beasley Broadcast Group // Investor Presentation 9

II. Beasley Business at a Glance II. Beasley Business at a Glance

Beasley’s Core Business at a Glance Radio and Digital Media Group Diversified Audio Distribution Strategy in the US serving Consumers Weekly, through its Stations and Markets, with Page Views, Streams, Podcast Downloads, Mobile App. Sessions, Digital Marketing Services Customers Financial Highlights Making Digital Campaigns, Digital Rev. Growth ‘17 – ’19 and a Portfolio of Esports Teams 2 Net Rev. Increase ‘17 – ’19 Key Beasley Platforms Core Growth Average Revenue Share 1 in Key Markets Esports Radio Digital (new 70%+ 10%+ platform) 3 2019 Adj. EBITDA Margin Note: Highlights on this page, unless specifically indicated, are as of and for the twelve months ended December 31, 2020 (1) Revenue share for the twelve months ended December 31, 2019. (2) Based on revenue for the nine months ended September 30, 2020; this excludes concerts, tower income, traffic, talent, network, brokered, political, and trade. (3) See appendix for reconciliation of Adjusted EBITDA. Beasley Broadcast Group // Investor Presentation 11 Beasley’s Core Business at a Glance Radio and Digital Media Group Diversified Audio Distribution Strategy in the US serving Consumers Weekly, through its Stations and Markets, with Page Views, Streams, Podcast Downloads, Mobile App. Sessions, Digital Marketing Services Customers Financial Highlights Making Digital Campaigns, Digital Rev. Growth ‘17 – ’19 and a Portfolio of Esports Teams 2 Net Rev. Increase ‘17 – ’19 Key Beasley Platforms Core Growth Average Revenue Share 1 in Key Markets Esports Radio Digital (new 70%+ 10%+ platform) 3 2019 Adj. EBITDA Margin Note: Highlights on this page, unless specifically indicated, are as of and for the twelve months ended December 31, 2020 (1) Revenue share for the twelve months ended December 31, 2019. (2) Based on revenue for the nine months ended September 30, 2020; this excludes concerts, tower income, traffic, talent, network, brokered, political, and trade. (3) See appendix for reconciliation of Adjusted EBITDA. Beasley Broadcast Group // Investor Presentation 11

Beasley Geographic Footprint 1 63 stations and 16 attractive markets reaching ~20 million unique consumers per week Source: Company information (1) New Jersey includes three distinct markets within the state Beasley Broadcast Group // Investor Presentation 12 Beasley Geographic Footprint 1 63 stations and 16 attractive markets reaching ~20 million unique consumers per week Source: Company information (1) New Jersey includes three distinct markets within the state Beasley Broadcast Group // Investor Presentation 12

Strong Content and Powerful Local Brands

BEASLEY BROADCAST GROUP

Opportunities Exist to Further Monetize Content with Little to No Incremental Investment
Eg: Network, digital audio (subscription and/or ad supported)



98.5
93.3 WMMR ROCKS!
WRAT 95.9 The RAT ROCKS!
101 WRIF
PRESTON & STEVE
DAVE & CHUCK THE FREAK
Guitar PULL
PRESTON & STEVE CAMP OUT FOR HUNGER

WMMR - 93.3 FM
WMMR is one of the country's premiere rock radio stations. Having signed on in 1968, 'MMR is one of America's longest running, rock formatted station, still playing the best new releases from Green Day, Foo Fighters, Metallica as well as the best from 5 decades of rock music

WBZ - 98.5 FM
98.5 the Sports Hub serves as the flagship station for the New England Patriots, Boston Bruins, Boston Celtics and New England Revolution, up to 800,000+ weekly listeners in the New England market. Contracts for Boston's favorite sports teams are secured through the following expiration dates: Patriots (2030), Bruins (2022 and are currently in negotiations to extend through 2027), Celtics (2023 with team option to extend 2026)

WRIF - 101.1 FM
101 WRIF is Detroit's Home of Rock 'n Roll. 101 WRIF is Detroit's number 1 active rock station for nearly 50 years, featuring artists from the 70s all the way up to now!

WRAT - 95.9 FM
95.9 The Rat is a heritage rock brand based on the Jersey Shore, New Jersey. From humble beginnings sprouted a brand that is seen and heard around the globe. At 95.9 The Rat, new rock artists are mixed effortlessly with the world's greatest rock bands

Preston & Steve
The Preston & Steve show consists of Preston Elliot, Steve Morrison, Caseyboy, Kathy, Nick and Marisa and began on air with WMMR May 16, 2005. Tune in weekday mornings from 5:30am to 10:30am for the Bizarre File, Hollywood Trash, celebrity interviews, games like Crackshot and Five in Ten to win cool prizes and some conversation with a group of people kinda like you

Houston Outlaws
The Houston Outlaws are a leading competitor in the Overwatch League, an Esport gaming league with over 1 million viewers watching the Grand Finals

Felger & Mazz
Felger & Massarotti is an Award-winning afternoon radio show hosted by Michael Felger and Tony Massarotti, airing from 2 to 6 pm in Boston, Massachusetts

Dave & Chuck The Freak
We try our best to help you get out of bed by poking fun at pretty much everything that's going on around us. If you are easily offended – take caution – no one is safe from Dave & Chuck the Freak's wrath. That includes the President, the Pope, our significant others and ourselves, as well as everything in between. Our feeling is that nothing is sacred, and you should be able to laugh at everything life throws at you. Our show is a show about truth and we're not going to candy coat anything

Kick99 Guitar Pull
Yearly event featuring Country Music's biggest stars on one stage

Wild Splash
Heritage spring break music festival at Coachman Park in Clearwater delivers top live acts in hip-hop every year

Preston & Steve's Camp Out for Hunger
This annual event, which we believe is among the nation's largest single-location food drives, is a week-long live broadcast featuring local and national celebrities, athletes, TV personalities and many other hunger heroes who come together each year to help can hunger

Checkpoint XP
Checkpoint XP is the intersection of the news, the play, the culture and the lifestyle of video games and Esports

Home & Garden Show
From roofing to flooring, kitchens and baths, spas and windows. Florida's largest home show is ranked Top 30 in the nation by Better Homes & Gardens

Beasley Broadcast Group // Investor Presentation 13

Beasley Serves Some of the Largest Advertisers in the U.S. | Selected National Radio Advertisers

Customer	Markets	FY19 Total Ad Spend in Beasley Markets ($mm)	Top Market Rank	Beasley Product Solution	Highlights
xfinity	Boston, Detroit, Philadelphia	$ 13.7mm	#1	Radio, Studio Naming Rights, Personality Endorsements, Co-Branded Social, Targeted Display, Video, Event Marketing	"When I can use local endorsers in an organic way to talk about our products and build it into a conversation, that's the power of radio that I can't get with anyone else." ***Larry Schweber, Comcast*** "Radio plays a critical role in our marketing mix to build the Xfinity brand and drive demand." ***Eileen Diskin, Senior Vice President, Marketing and Communications, Comcast***
Sprint Now part of T Mobile	Boston, Charlotte, Detroit, Las Vegas, Philadelphia, Tampa	10.9mm	#2	Radio, Personality Endorsements, Co-Branded Social, Targeted Display, Video, Event Marketing	"Radio allows me the ability to connect on a very local level using local influencers with my key target audience …They are our local influencers who use our brand and talk about our brand every single day and I value that more than anything." ***Peter DeLuca, Senior VP, Brand & Advertising, T-Mobile***
GEICO	Boston, Charlotte, Detroit, Las Vegas, New Jersey, Philadelphia, Tampa	6.0mm	#4	Radio, Smart Speaker Integration, Personality Endorsements, Co-Branded Social	"Radio is such an effective advertising outlet for us. The fact that we can reach as many people as we do through our on-air presence while also targeting in our top markets with our strategic messaging – we make an impact." ***Amy Hooks, GEICO***
DUNKIN'	Boston, Charlotte, Philadelphia, Tampa	4.5mm	#6	Radio, Studio Naming Rights, Personality Endorsements, Co-Branded Social, Targeted Display, Video, Event Marketing, In Dash Display	Dunkin's ad spend in Beasley markets has averaged $5.4mm since 2016. Beasley has grown share of market spend from FY16 to FY19
P&G	Boston, Charlotte, Detroit, Las Vegas, Philadelphia, Tampa	3.5mm	#12	Radio, Personality Endorsements, Co-branded Social, Video, In Dash Display	"We followed consumers and where they are spending their time because that's a big aspect of what it's all about. And then we started getting creative. What that did then was allow us to try things, measure the performance, and start reinvesting in it." ***P&G Chief Brand Officer Marc Pritchard***

Beasley Broadcast Group // Investor Presentation 14

Beasley Serves Some of the Largest Advertisers in the U.S. | Selected Local Radio Advertisers

Customer	Markets	FY19 Total Ad Spend in Beasley Markets ($mm)	Top Market Rank	Beasley Product Solution	Highlights
HONDA (New England Group)	Boston	$ 3.5mm	#13	Radio, Naming Rights, PbP, Event Marketing, Co-Branded Social, Targeted Display	New England Honda ad spend in Beasley markets was $3.5mm in FY15, $3.2mm in FY16, $2.7mm in FY17, $3.8mm in FY18, $3.5mm in FY19
planet fitness (local franchisee)	Augusta, Boston, Charlotte, Detroit, Fayetteville, Fort Myers, Las Vegas, New Jersey, Philadelphia, Tampa, Wilmington	2.8mm	#18	Radio, Studio Naming Rights, Personality Endorsements, Co-Branded Social, Targeted Display, Video, Event Marketing	Planet Fitness has steadily increased ad spending in Beasley markets with a FY15-FY19 CAGR of 20%
DRAFT KINGS	Boston, Philadelphia	1.3mm	#70	Radio, Naming Rights, PbP, Co-Branded Personality Endorsements, Co-Branded Social, Targeted Display	DraftKings nearly tripled its ad spend in Beasley markets in the last fiscal year, from $0.5mm in FY18 to $1.4mm in FY19

Beasley Broadcast Group // Investor Presentation 15

Digital Media and Marketing Services

Current Solutions

In-market strategy
- Sell digital to existing radio advertisers
- High operating leverage

- Station Companion Websites
- Digital Audio (streaming/podcasting)
- Email Marketing, Social Media, Search Engine
- Display, Video, and Native Ad Buying
- Geofencing and Geotargeting

Planned Expansion

Out-of-market strategy
- Separate Digital Agency selling digital to non-radio advertisers
- Will leverage current product capabilities
- Planned expansion of customer reach; no geography limitation
- Planned expansion expected to require up to $10mm opex investment which was delayed in 2020 due to COVID

- Includes all Current Solutions, Plus:
- Separate Digital Agency
- Third Party Website Design and Management
- E-commerce
- Audience Extension Products

BEASLEY BROADCAST GROUP INC.

FY20: ~3,600+ Campaigns / 27mm+ Sessions / 174mm+ Page views / 44mm+ Podcast Downloads / 138mm+ Streams / ~2,600+ Clients

Beasley Broadcast Group // Investor Presentation 16

Digital Media and Marketing Services

BEASLEY BROADCAST GROUP

By the Numbers:

US Digital Media and Marketing Services Market | The Company

2020E U.S. Digital Advertising Revenue

(Per Kagan, S&P Global Market Intelligence; Local Addressable Digital Media Spending Across Beasley Markets, per Borrell Compass Research; $ in billions)


$ 8.9
Total: $185.0
Total Local Digital Advertising Revenue in the U.S.
Digital Media Spending in Beasley Markets Only

Digital Media and Marketing Services Revenue Growth

($ in millions)


2017 – LTM 9/30/2020
18.8% CAGR
13
15
20
21
2017
2018
2019
LTM 9/30/20

Planned Growth Opportunity in Digital Services Team Headcount (based on 2020/2021 expansion plan)

(Headcount)


233.3%
27
90
2019
2021

Web Site Users

(Users in millions)


85%
25
45
9M FY19
9M FY20

Web Site Pageviews

(Pageviews in millions)


73%
76
131
9M FY19
9M FY20

FY20 Key Beasley Statistics

- **44 million+** Podcast Downloads
- **2,600+** Digital Clients
- **3,600+** Digital Campaigns
- **138 million+** Streams

Beasley Broadcast Group // Investor Presentation 17

Content Leadership in Esports

- **Beasley owns Checkpoint XP, a leading Esports syndicated audio show currently featured on 70 radio stations, daily podcasts on Twitch (video game streaming platform) and beyond**
- **Beasley acquired the Overwatch League's Houston Outlaws Team. The expansion into Esports team ownership expands the Company's focus on Esports content and programming**
  - Esports is organized videogame competition for professional players and spectators/fans
  - Esports, like traditional sports, comprises professional athletes, trainers and support staff, city-based franchised sports teams and leagues. Esports athletes train daily to develop precise motor skills and quick tactical thinking
- **The Overwatch League ("OWL") is the first global, professional, city-based Esports league**
  - Owned by acclaimed publisher Activision Blizzard
  - Comprising 20 city-based teams that play in a 280-match season
  - Rising streaming rights fees as Google's YouTube wins new contract from previous Amazon's Twitch contract
  - Includes prominent owners such as the Kraft Group who own the Boston Uprising
- **The Houston Outlaws reach an attractive audience that is hard to reach through traditional and digital advertising**
  - The Houston Outlaws continue to be a Top 5 fan favorite in the OWL and consistently deliver some of the highest viewership for Live Matches
  - Beasley hosted its first live-gaming two day event in February 2020, and its first TV Sports Docuseries in May 2020
  - Global viewership of the OWL for 2019 was up 18% compared to 2018
  - For the year ended December 31, 2020, the Houston Outlaws had over 1.4mm followers on social media, delivered over 75.8mm media impressions—including approximately 55 mm Twitter impressions, 4mm YouTube impressions, 13.8mm Instagram impressions and 3 mm Facebook impressions—and had over 88.8mm minutes watched over the year on Twitch, an average of 7.4mm minutes watched per month (largely due to our off-season streaming numbers)[2]
  - 70% of OWL audience are 18-34 vs. 26% in the NBA, 18% in the English Premier League and 16% in the NFL
- **Beasley also has an investment in Team Renegade, an Esports organization consisting of 8 teams in Detroit**

P18-34 Audience Composition (1)



70%
26%
20%
19%
18%
16%
14%
14%
Premier League

Select League Partners / Sponsors:





Source: Nielsen third party reporting; traditional sport viewership numbers from Nielsen sports Sept 2019; regular season viewership on all networks; OWL data is for full regular 2019 season; Twitch; Zhanqi, CC, Huya, Bilibili; linear platform (DisneyXD, ABC, ESPN, ESPN2, TSN); 18-34 demo analysis across OWL 2019 regular season; BDO International, Newzoo Industry research, Forbes, Wall Street research, OWL 2020 Social Media & YouTube 2020 Viewership Reports and publicly available information.

(1) Viewership data includes full season, including post-season (where applicable); for NCAA regular season, conference finals for Big 5 Conferences only.

(2) Sprout Social Metrics and Twitch

Beasley Broadcast Group // Investor Presentation 18

III. Key Credit Highlights III. Key Credit Highlights

Beasley Key Credit Highlights Stable Industry Dynamics 1 Leading Market Positions; Station Market Shares Outperform Footprints due to Strong 2 Engagement with Brands and Content Diversified Revenue Mix in Core Radio Business 3 Recent Advertiser Demand and Revenue Pacing Reflects Recovery Underway from 4 COVID Disruption Continually Exploring Ways to Leverage Core Brands and Content to Enter New 5 Businesses 6 Disciplined / Experienced Management Team with Strong Family Sponsorship and Alignment Since 1961 (260+ Years of Combined Experience with Beasley) Beasley Broadcast Group // Investor Presentation 20 Beasley Key Credit Highlights Stable Industry Dynamics 1 Leading Market Positions; Station Market Shares Outperform Footprints due to Strong 2 Engagement with Brands and Content Diversified Revenue Mix in Core Radio Business 3 Recent Advertiser Demand and Revenue Pacing Reflects Recovery Underway from 4 COVID Disruption Continually Exploring Ways to Leverage Core Brands and Content to Enter New 5 Businesses 6 Disciplined / Experienced Management Team with Strong Family Sponsorship and Alignment Since 1961 (260+ Years of Combined Experience with Beasley) Beasley Broadcast Group // Investor Presentation 20

1 Stable Industry Dynamics



34% of Ad Market in 1999
34% of Ad Market in 2019
% of Americans Age 12+ Who Listen to AM/FM and Online Radio Weekly
(Weekly %)
92%
17%
92%
17%
93%
22%
92%
29%
92%
33%
91%
36%
91%
44%
91%
50%
90%
53%
89%
57%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Terrestrial Radio Listenership[1]
Online Radio Listenership[2 3]

Radio reach has been resilient through prior market cycles

- ~90% of radio listeners in US and Canada tune in from their cars and ~50% listen at home
- US radio ad market is $21.8bn, more than half of all annual global radio revenue

"Radio has the second best ROI for brand building… if advertisers come to appreciate radio's value, the share of ad dollars that radio receives is likely to be stable at worst, and may even rise"

– Deloitte Insights: TMT Predictions 2019

Note: Online radio = Listening to AM/FM radio stations online and/or listening to streamed audio-only content on the Internet for persons age 12+.
Source: Broadcast radio data: Nielsen Audio RADAR annual reports through March 2018; Internet radio data: Edison Research and Triton Digital Infinite Dial annual reports, 2005-2018
SNL Kagan, a media research group within the TMT offering of S&P Global Market Intelligence; Deloitte "Radio: Revenue, reach, and resilience".
[1] Source: Nielsen Audio RADAR 141, June 2019, publicly available via Radio Advertising Bureau. [2] Note: Edison Research and Triton Digital's survey is conducted in January / February of every year. Online radio includes listening to terrestrial (AM/FM) radio stations online and / or listening to streamed audio content available only on the internet. [3] Source: Edison Research and Triton Digital, "The Infinite Dial 2019".

Beasley Broadcast Group // Investor Presentation 21

1 Stable Industry Dynamics (Cont'd)

Radio remains a highly relevant medium for local advertisers

Engaged Audience / Greatest Reach
Radio is the #1 reach medium in the U.S., reaching ~92% of American adults and 90% of Millennials monthly, 94% of A35-49 and 94% of 50-64 year olds [1]

Radio Listening Remains Steady in the Face of Increased Audio Competition
In February 2020, the average adult spent one hour and 41 minutes daily with AM/FM radio [1]

Seamless High-Impact Cross Platform Marketing Solutions
On-air, onsite, online and on-demand

Large Accessible/Captive Commuter Audience
- *AM/FM continues to dominate the auto with 87% of in-car ad-supported audio* [2]
- *Beasley now has the capability via RDS to sync text messaging to the airing of a radio campaign (sight and sound) along with advertiser logo*
- *90% of commuters travel alone* [3]

AM/FM Continues to Dominate Ad Supported Audio Listening
Broadcast radio has a 76% share of ad-supported audio (ad supported audio also includes SiriusXM (4%), Pandora (8%), Spotify (4%) and Podcasts (9%)) [4]

Positive Payback to Advertiser's Bottom Line
Average payback per $1.00 investment across multiple ad verticals is $10.00 [5]

Data / Analytics / Attribution
Via Analytic we are able to quantify and provide advertisers with proof-of-performance metrics/data in terms of web visits directly attributed to radio, web pages viewed and time spent on the site as well as foot traffic data

Radio Drives Retail Visits
Radio's key benefit is that it delivers advertising messages when the consumer is close to the point of purchase. Radio drives an average increase of 22% store traffic lift for retailers [6]

Cost Effective "Call to Action," Time-sensitive Messaging
Low cost for high reach makes radio an attractive media option for many advertisers in the fragmented media landscape

Footnotes: (1) Nielsen Total Audience Report February 2020; (2) Edison Research Share of Ear Q3-Q4 2019, P18+ IN-CAR; (3) US Census Bureau, 2017 American Community Study; (4) Edison Research "Share of Ear", Q2 2019 vs. Q2 2020. *Persons 18+ SiriusXM: Ad-supported: Spoken Word. Ad-Free: Music;* (5) 2019 The Infinite Dial – Edison Research and Triton Media; (6) 2018 Dial Report/RAB

Beasley Broadcast Group // Investor Presentation 22

1 Stable Industry Dynamics (Cont’d) Radio Share of Ad-supported Audio Time Among Persons 18+ Remains Resilient Through COVID Share of Ear: Q2 2019 Share of Ear: Q2 2020 AM/FM Radio 78% AM/FM Radio 76% Ad-supported 8% Podcasts 9% Pandora Ad-supported Podcasts 7% 8% Pandora Ad-supported Spotify 4% Ad-supported Spotify 4% Ad-supported Ad-supported 3% 4% SiriusXM SiriusXM Source: Edison Research, “Share of Ear,” Q2 2019 vs. Q2 2020. Persons 18+ SiriusXM: Ad-supported: Spoken Word. Ad-Free: Music Beasley Broadcast Group // Investor Presentation 23 1 Stable Industry Dynamics (Cont’d) Radio Share of Ad-supported Audio Time Among Persons 18+ Remains Resilient Through COVID Share of Ear: Q2 2019 Share of Ear: Q2 2020 AM/FM Radio 78% AM/FM Radio 76% Ad-supported 8% Podcasts 9% Pandora Ad-supported Podcasts 7% 8% Pandora Ad-supported Spotify 4% Ad-supported Spotify 4% Ad-supported Ad-supported 3% 4% SiriusXM SiriusXM Source: Edison Research, “Share of Ear,” Q2 2019 vs. Q2 2020. Persons 18+ SiriusXM: Ad-supported: Spoken Word. Ad-Free: Music Beasley Broadcast Group // Investor Presentation 23

1 Stable Industry Dynamics (Cont'd)

BEASLEY BROADCAST GROUP

Radio remains relevant due to the allure of companionship, its wealth of information and its endless opportunities for discovery

Fact	Implication
75% of listeners explicitly use broadcast radio for companionship	The social nature of human beings creates a timeless component of radio's reach
87% of listeners see "local feel" as radio's primary advantage and 90% engage with radio stations through various mediums	Advertisers can harness the power of radio's personal connection to localize their brand message
Radio is the #1 live and local media	Brands can customize messaging by community and create a one to one connection with over 228 million consumers
Radio delivers top and bottom line performance for top categories	Advertisers experience a great ROI when using radio (radio payback per $1 ad investment is $10 across multiple ad verticals)

Broadcast Radio is Resilient for These Reasons

Source: Magna; Kagan; S&P media research group; Zenith; Equirus; iHeart S-1; Jacobs Media, Techsurvey 2020; Katz Media Group, Our Media 2018; Nielsen Total Audience Report Q2 2017, February 2020, August 2020, P18+; FCC, 2019; US Census Bureau, 2017 American Community Study

Beasley Broadcast Group // Investor Presentation 24

2 Leading Market Positions; Significant Total and Local Market Share due to Strong Engagement with Brands and Content

Market	Percent of Beasley 2019 Net Revenue	US Market Rank	2019 Market Ad Revenue (millions)	Market Stations (AM / FM)	Beasley Stations (AM / FM) (2)	Beasley Total Market Revenue Share(1/2)	Beasley Local Market Revenue Share(1/2)	Key Beasley Stations	Key Beasley Podcast Brands
Boston	28%	10	$220	53 (30 / 23)	6 (1 / 5)	**36.5%**	**41.0%**		
Philadelphia	22%	9	$216	51 (30 / 21)	8 (3 / 5)	**26.7%**	**35.0%**		
Tampa	11%	18	$129	46 (24 / 22)	6 (1 / 5)	**21.4%**	**24.1%**		
Charlotte	9%	23	$83	41 (21 / 20)	6 (1 / 5)	**32.5%**	**35.2%**		
Detroit	8%	13	$162	57 (35 / 22)	4 (0 / 4)	**18.2%**	**14.2%**		

Key Markets Average Approximately 30% Local Market Share

Source: Nielsen Radio Market Survey Population, Rankings & Information, Spring 2019 (market rank by population), Miller Kaplan (market revenue and Beasley revenue share)
(1) Total Market Revenue Share includes national revenue, local does not. (2) As of Sep 30, 2020.

Beasley Broadcast Group // Investor Presentation 25

3 Highly Diversified Revenue Mix in Core Radio Business

BEASLEY BROADCAST GROUP

By Station Format



23%
22%
15%
10%
9%
6%
10%
3% 2% 1%
Rock
News / Talk / Sports
Country
Classic Hits
Contemporary Hits
Adult Contemporary
Urban
Hispanic
Brokered
Oldies / Nostalgia

By Advertising Category



26%
14%
17%
13%
6%
9%
6%
2%
2% 2% 1%
4%
Consumer Services
Entertainment
Retail
Auto
Telecom/Utility
Consumer Products
Finance
Beverages
Fast Food
Travel
Political
Other[1]

By Market



28%
22%
11%
9%
8%
6%
4%
3%
3% 3%
1%
1%
Boston
Philadelphia
Tampa
Charlotte
Detroit
New Jersey
Las Vegas
Fayetteville
Ft. Myers
Augusta
Boca
Wilmington

By Revenue Type



57%
21%
8%
15%
Local
National
Digital
NTR / Other[2]

By Target Demographic



40 %
11 %
5 %
1 %4 %
3 %
0 %
30 %
6 %
0 %
Adults 25-54
Adults 18-34
Adults 18-49
Adults 35-64
Other Ages
Women 18-49
Men 18-34
Men 25-54
Women 25-54
Men 35-64

Note: Revenues are based on actual 2019 net revenue.
[1] Includes Religion / Charities, Barter / Promo / PSA, Agriculture and Traffic Use only.
[2] Includes block programming, network, traffic, talent fee, tower and miscellaneous revenue.

Beasley Broadcast Group // Investor Presentation 26

4 Advertiser Demand is Recovering After COVID-related lows in April (1) Net Adds ($ in millions) 26.2 24.0 23.9 23.2 22.6 22.4 21.3 21.1 20.7 20.7 19.9 69.8 19.5 19.4 19.2 18.9 66.5 18.0 17.9 17.1 16.7 15.7 12.8 11.9 9.1 8.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Q4 2020 2019 YoY Net Add % 7.1% 6.8% (17.5%) (59.9%) (59.5%) (43.7%) (32.3%) (26.1%) (18.9%) 9.1% (8.2%) (15.9%) (4.8%) Growth Q4’20 performance demonstrates continued recovery from initial COVID lows Note: Numbers reflect radio and digital but exclude trade (1) Net Adds = total Revenue excluding trade Beasley Broadcast Group // Investor Presentation 27 4 Advertiser Demand is Recovering After COVID-related lows in April (1) Net Adds ($ in millions) 26.2 24.0 23.9 23.2 22.6 22.4 21.3 21.1 20.7 20.7 19.9 69.8 19.5 19.4 19.2 18.9 66.5 18.0 17.9 17.1 16.7 15.7 12.8 11.9 9.1 8.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Q4 2020 2019 YoY Net Add % 7.1% 6.8% (17.5%) (59.9%) (59.5%) (43.7%) (32.3%) (26.1%) (18.9%) 9.1% (8.2%) (15.9%) (4.8%) Growth Q4’20 performance demonstrates continued recovery from initial COVID lows Note: Numbers reflect radio and digital but exclude trade (1) Net Adds = total Revenue excluding trade Beasley Broadcast Group // Investor Presentation 27

4 Actuals Exceed Pacings Due to Shorter Booking Lead Time

BEASLEY BROADCAST GROUP

Pacings as of 9/21/20 vs. Actuals

(Pacings shown in white) (Actuals shown in black)


19.4
18.5
23.9
22.8
26.2
13.0
24.0
17.0
20.7
10.5
22.6
12.3
19.5
8.0
23.2
10.7
Sept
Oct
Nov
Dec
2020
2019

	Sept	Oct	Nov	Dec
YoY Pacing % Growth	(18.9%)	(23.5%)	(14.6%)	(25.2%)
YoY Actual % Growth	(18.9%)	9.1%	(8.2%)	(15.9%)

Pacings as of 1/6/21 ($ in millions)


11.9
14.8
8.2
10.2
Jan
Feb
2021
2020

	Jan	Feb
	(19.6%)	(19.6%)

Pacings as of 1/6/21 ($ in millions)

($ in millions | excludes Digital)	January		February	
	$	YoY Δ	$	YoY Δ
2021 Total Pacings	**11.9**	**(20%)**	**8.2**	**(20%)**

By Market Type:

Local (1)	9.6	(20%)	6.5	(19%)
National	2.3	(17%)	1.7	(24%)
Digital (2)	1.3	(3%)	0.9	(5%)

Note: Pacings are calculated as radio ads booked as of a specific date for each future month (subject to cancellations) through February 2021 and presented as a dollar amount as well as a percentage of the amount booked by the same date in FY20 as applicable. The information above compares pacings as of January 6, 2021 with pacings as of January 6, 2020 with the exception of 2020 and 2021 Digital.
Source: Company pacings
(1) Local includes Regional and Digital. (2) Compares pacings as of January 6, 2021 with pacings as of January 6, 2020.

Beasley Broadcast Group // Investor Presentation 28

5 Continually Exploring Ways to Leverage Core Brands and Content to Enter New Businesses

Esports Industry is Growing, Increasing Team Valuations

- **Esports is an established, fast growing sports entertainment industry**
  - Per Newzoo estimates, the global Esports economy will generate revenues of $1.1bn in 2020; 17.2% YOY growth with 3/4 of revenue in media rights and sponsorships. Arizton.com projects internet penetration amongst the younger population will propel the global Esports market to reach $1.6bn by 2023
  - Newzoo estimates the Esports audience will grow to 490mm people globally in 2020, a YOY growth of 11.7%, and Arizton.com projects Esports viewership to grow to 646mm by 2023
  - Potential revenue streams include advertising / sponsorship, live events, media rights, in-game betting and merchandising
  - Blue-chip stakeholders have made significant investments in the industry (e.g. Google / Youtube, Microsoft / Mixer, Kraft family, Amazon / Twitch, Twitter and Disney)
- **Esports teams are scarce assets with meaningful value**
  - Top 5 valuable Esports companies collectively valued at over $1.5 billion in 2019. First IPO of Esports team, Astralis Group, was oversubscribed and raised over $22.1 million (market cap of over $50 million as of February 28, 2020)
  - Significant investments in Esports teams made by reputable names in media including Cox Enterprises, Comcast and Robert Kraft
  - Professional leagues like The Overwatch League ("OWL") have a fixed number of Esports teams available – 20 franchises globally
  - In 2018, the Esports M&A market witnessed the impressive investments of over USD 4.5 billion, which was twice the investment in 2017



Esports Audience Growth[1]
(Millions of viewers)
2018 – 2023E CAGR: 10%
395
443
646
2018
2019
2023E



Viewership by Sporting Event[2]
(Millions of viewers)
100
14
15
103
League of Legends Worlds (2018)
MLB World Series (2019)
NBA Finals (2019)
Super Bowl (2018)



Esports Audience Demographics[3]
75% Aged 18 - 34
15%
34%
41%
10%
Aged 13-17
Aged 18 – 24
Aged 25 – 34
Aged 35-40
Average Household Incomes of $69,900 per year

(1) Newzoo 2020 Global Esports Market Report
(2) Sports Media Watch, Riot Games, dotesports, CNBC, Roundhill Investments, Visual Capitalist
(3) Nielsen Fan Esports Insights, Nielsen Games 360 – U.S. Market

Beasley Broadcast Group // Investor Presentation 29

6 Disciplined / Experienced Management Team with Strong Family Sponsorship and Alignment Since 1961

BEASLEY BROADCAST GROUP

Long Standing Family Sponsorship


George G. Beasley
Chairman
With Beasley Since: 1961


Caroline Beasley
Chief Executive Officer
With Beasley Since: 1983


Bruce G. Beasley
President
With Beasley Since: 1975


Brian E. Beasley
Chief Operating Officer
With Beasley Since: 1977


Erika Beasley
VP of Digital Content
With Beasley Since: 2019

Tenured, Experienced, Executives


Marie Tedesco
Chief Financial Officer
With Beasley Since: 1991


Michael Cooney
Chief Technology Officer
With Beasley Since: 2007


Justin Chase
Chief Content Officer
With Beasley Since: 2009


Kimberly R. Sonneborn
VP of Digital Operations
With Beasley Since: 2000

Adding Key Talent for Growth


Chris Ornelas
General Counsel
With Beasley Since: 2020


Todd Handy
Chief Digital Officer
With Beasley Since: 2019


Lori Burgess
Chief Operating Officer
With Beasley Since: 2019


Dan Frisbie
VP of Digital Sales
With Beasley Since: 2017


Tina Murley
Vice President of Corporate Sales
With Beasley Since: 2018

Management has over 260+ years of collective industry experience

Beasley Broadcast Group // Investor Presentation 30

Beasley Key Credit Highlights Stable Industry Dynamics 1 Leading Market Positions; Station Market Shares Outperform Footprints due to Strong 2 Engagement with Brands and Content Diversified Revenue Mix in Core Radio Business 3 Recent Advertiser Demand and Revenue Pacing Reflects Recovery Underway from 4 COVID Disruption Continually Exploring Ways to Leverage Core Brands and Content to Enter New 5 Businesses 6 Disciplined / Experienced Management Team with Strong Family Sponsorship and Alignment Since 1961 (260+ Years of Combined Experience with Beasley) Beasley Broadcast Group // Investor Presentation 31 Beasley Key Credit Highlights Stable Industry Dynamics 1 Leading Market Positions; Station Market Shares Outperform Footprints due to Strong 2 Engagement with Brands and Content Diversified Revenue Mix in Core Radio Business 3 Recent Advertiser Demand and Revenue Pacing Reflects Recovery Underway from 4 COVID Disruption Continually Exploring Ways to Leverage Core Brands and Content to Enter New 5 Businesses 6 Disciplined / Experienced Management Team with Strong Family Sponsorship and Alignment Since 1961 (260+ Years of Combined Experience with Beasley) Beasley Broadcast Group // Investor Presentation 31

IV. Financial Overview IV. Financial Overview

Historical Financials

($ in millions)

Net Revenue


'17-'19 CAGR: 6.1%
$ 232
$ 257
$ 262
$ 210
2017
2018
2019
LTM 9/30/20

Adjusted EBITDA[1]


'17-'19 CAGR: 0.5%
$ 52
$ 55
$ 53
$ 14
2017
2018
2019
LTM 9/30/20

% Rev. 22.5% 21.3% 20.3% 6.6%

Capital Expenditures[2]


'17-'19 CAGR: 46.8%
$ 4
$ 4
$ 9
$ 9
2017
2018
2019
LTM 9/30/20

% Rev. 1.8% 1.6% 3.5% 4.2%

Free Cash Flow[1]


'17-'19 CAGR: (22.7%)
$ 58
$ 26
$ 34
$(4)
2017
2018
2019
LTM 9/30/20

% Rev. 24.8% 9.9% 12.8% (2.0)%

(1) See appendix for reconciliation of GAAP to Non-GAAP measures; Q1 FY20 adds back $3.1mm in cost cuts and Q2 FY20 adds back $0.2mm in cost cuts
(2) Elevated capex in 2019 and LTM 9/30/20 is due to Philadelphia buildout, Corporate buildout, Cyber security initiative and a rollout of automation equipment to our markets

Beasley Broadcast Group // Investor Presentation 33

Recent Performance Update
($ in millions)

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4E 2020[1]
Commercial Advertising	$ 49.6	$ 57.4	$ 57.2	$ 59.7	$ 47.4	$ 24.2	$ 42.2	
Digital Advertising	3.5	4.9	5.1	6.8	5.4	4.2	5.0	
Other	4.6	3.3	3.9	5.6	4.9	2.0	2.5	
Net Revenue	**$ 57.7**	**$ 65.7**	**$ 66.1**	**$ 72.1**	**$ 57.7**	**$ 30.4**	**$ 49.6**	**$ 67.4 – 67.9**
YoY % growth	*4.6 %*	*6.5 %*	*1.5 %*	*(4.6)%*	*(0.1)%*	*(53.7)%*	*(24.9)%*	
Operating Expenses	**$ 47.5**	**$ 47.8**	**$ 49.4**	**$ 56.5**	**$ 50.9**	**$ 41.4**	**$ 41.6**	
SOI[2,3]	**$ 10.2**	**$ 17.9**	**$ 16.7**	**$ 15.6**	**$ 6.7**	**$(11.0)**	**$ 8.1**	**$ 19.2 – 20.1**
% margin	*17.7 %*	*27.3 %*	*25.2 %*	*21.7 %*	*11.7 %*	*(36.2)%*	*16.3 %*	
EBITDA[3]	**$ 8.3**	**$ 12.5**	**$ 11.1**	**$ 13.6**	**$(4.5)**	**$(17.0)**	**$ 4.0**	**$ 17.0 – 18.2**[4]
% margin	*14.5 %*	*19.0 %*	*16.7 %*	*18.8 %*	*(7.8)%*	*(56.0)%*	*8.2 %*	
Adjusted EBITDA[3]	**$ 7.3**	**$ 15.1**	**$ 14.7**	**$ 15.5**	**$ 6.4**	**$(12.7)**	**$ 4.5**	
% margin	*12.7 %*	*23.1 %*	*22.2 %*	*21.5 %*	*11.2 %*	*(41.7)%*	*9.0 %*	

Note: Net Revenue includes trade revenue; % margin is defined as being divided by net revenue. Beginning Q1 2020, certain digital expenses were allocated from corporate to the radio market clusters, which had the effect of increasing operating expenses and decreasing corporate expenses for each of the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, as compared to the quarters ended March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2020.

(1) The preliminary financial estimates included herein have been prepared by and are the responsibility of management and reflect management's current views, which may change as a result of a wide variety of significant business, economic and competitive risks and uncertainties. The Company's independent registered public accounting firm, Crowe LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial estimates. Accordingly, Crowe LLP does not express an opinion or any other form of assurance with respect thereto. The Company's actual results may vary materially from the estimated ranges included herein. Reconciliations to the most directly comparable GAAP measure for estimated fourth quarter 2020 SOI and EBITDA are not available without unreasonable efforts and have not been provided.

(2) SOI represents Net Revenue less Operating Expenses (3) See appendix for reconciliation of GAAP to Non-GAAP measures (4) Q4 EBITDA includes a $4.2 million gain from the sale of land in Charlotte and a $2.2 million impairment charge on related assets

Beasley Broadcast Group // Investor Presentation 34

FY20 Financials
($ in millions)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct[1]	Nov[1]	Dec[1]
Net Revenue	**$ 18.7**	**$ 20.0**	**$ 18.9**	**$ 8.3**	**$ 9.5**	**$ 12.6**	**$ 13.2**	**$ 16.4**	**$20.0**	**$26.7**	**$21.3**	**$19.9**
% MoM growth		*7.4 %*	*(5.6)%*	*(56.2)%*	*14.4%*	*32.4 %*	*5.2 %*	*24.0 %*	*22.0%*	*33.1%*	*(20.2%)*	*(6.4%)*
Operating Expenses	**$ 17.2**	**$16.1**	**$ 17.6**	**$ 12.9**	**$ 12.0**	**$ 16.4**	**$ 12.9**	**$ 13.3**	**$ 15.5**	**$ 17.3**	**$ 15.6**	**$15.0**
% Net Revenue	*92.3 %*	*80.3 %*	*93.0 %*	*156.1 %*	*126.9 %*	*130.6 %*	*97.3 %*	*81.0 %*	*77.3 %*	*65.0 %*	*73.5%*	*75.4%*

Key Takeaways

- Consistent revenue recovery since April trough, with strong political revenue contribution of $6.9mm in October, $1.1mm in November and $1.4mm in December
- Pro forma cost cuts totaled $3.1mm in Q1 and $0.2mm in Q2
- Operating expenses as a percentage of revenue have normalized to below pre-COVID levels
- Planned digital expansion expected to require up to $10mm investment, which was delayed in 2020 due to COVID

Source: Company filings
Note: Net Revenue includes trade revenue; % margin is defined as being divided by net revenue
(1) The financial information for the one-month periods ended October 31, 2020, November 30, 2020 and December 31, 2020 is preliminary, unaudited and subject to completion. This information has been prepared by and is the responsibility of management and reflects management's current views, which may change as a result of a wide variety of significant business, economic and competitive risks and uncertainties. The Company's independent registered public accounting firm, Crowe LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information. Accordingly, Crowe LLP does not express an opinion or any other form of assurance with respect thereto. This preliminary financial information is subject to the finalization and closing of the accounting books and records of the Company, which has not been performed. The Company's actual results may vary materially from the preliminary financial information included herein, which should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. GAAP.

Beasley Broadcast Group // Investor Presentation 35

Disciplined / Experienced Management Team With Strong Family Sponsorship and Alignment Since 1961

Capital Allocation Priorities

- Due to the current uncertain economic conditions, our #1 priority is cash preservation
  - We had ~$20.8mm in cash liquidity as of December 31, 2020
- However, we plan to continue de-leveraging over time and investing in business for growth
  - Our long term total leverage target is 4.0x

Family Ownership Stake as of December 31, 2020

Family Member	Class A	Class B
George Beasley	10.2 %	64.1 %
Bruce Beasley	2.2	6.3
Caroline Beasley	2.0	6.3
Brian Beasley	1.7	5.7
Bradley Beasley	0.9	6.5
Robert Beasley	0.1	4.2
Total Ownership	**17.1 %**	**93.1 %**

- When taking into account the dual class nature of Beasley shares, the family owns ~60% of the Company economics with rights to over 85% of voting power

Historical Balance Sheet and Liquidity



$10.0
$30.0
$13.4
$33.4
$16.4
$36.4
$12.3
$32.3
$11.9
$21.9
$18.6
$27.6
$18.5
$20.0
$22.8
$22.8
$15.5
$15.5
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Q1'20
Q2'20
Q3'20
Cash & Cash Equivalents
Liquidity

Note: Liquidity = cash + cash equivalents + available revolving credit facility capacity
Source: Company filings, Eikon

Beasley Broadcast Group // Investor Presentation 36

V. Appendix V. Appendix

Reconciliation of Non-GAAP Adjusted EBITDA

Adjusted EBITDA

	($ in millions)	FY2017	FY2018	FY2019	LTM 9/30/20
	Net Income (Loss) Attributable to Beasley Stockholders	$ 87.1	$ 6.5	$ 13.5	$(24.2)
	Interest Expense	18.4	16.0	18.0	17.1
	Income Tax Expense (Benefit)	(48.2)	11.7	6.6	(7.2)
	Depreciation & Amortization	6.1	6.6	7.3	10.3
	EBITDA	**$ 63.5**	**$ 40.8**	**$ 45.4**	**$(3.9)**
	Trade	0.0	(0.1)	(0.2)	0.3
	Stock-based Compensation	1.7	1.9	2.1	1.1
1	Tax Add-back	1.4	1.5	1.4	1.5
2	Other Income (Expense)	1.5	2.1	1.4	0.7
3	Gain on Exchange and Dispositions	(15.5)	-	(20.7)	(17.1)
4	Loss on Modification of Long-term Debt	4.0	0.3	-	2.8
5	Earnings Attributable to Noncontrolling Interest	-	-	(0.1)	(0.9)
6	Impairment AM Stations	-	-	13.7	20.5
7	Employee Retirement Plan Expenses	(1.8)	(0.5)	0.6	0.7
8	Format Change Add-back	1.8	0.5	1.9	2.0
9	WBZ/WXTU/WDMK Pro-forma	3.7	3.9	1.6	-
10	Change in Fair Value of Contingent Consideration	(10.1)	4.4	-	-
11	Renegades/QUU	-	-	(0.1)	(0.2)
12	Digital Investment Initiative	-	-	2.7	1.9
13	Pro-forma Reduction in Force & Severance	2.0	0.2	3.0	1.2
14	Pro-forma Cost Cuts	-	-	-	3.3
	Adjusted EBITDA	**$ 52.1**	**$ 55.0**	**$ 52.7**	**$ 13.8**

Commentary

1. **Tax Add-back:** Includes property and intangible taxes expensed to radio stations in market
2. **Other Income (Expense)**: Transaction-related expenses and other extraordinary addbacks / deductions
3. **Gain on Exchange and Dispositions**: The Company realized gains due to the sale of land and radio towers and cancellations of broadband radio service licenses in several markets
4. **Loss on Modification of Long-term Debt**: Beasley incurred losses as a result of amending its credit agreement
5. **Earnings Attributable to Noncontrolling Interest:** Earnings attributable to Beasley's minority stake investments
6. **Impairment AM Stations**: The Company recorded impairment losses related to FCC licenses in multiple market clusters due to reduced market share in 2019 and lower projected revenues due to the COVID-19 pandemic in 2020
7. **Employee Retirement Plan Expenses**: Reversal of accrued liabilities related to terminating, and expenses related to maintaining, benefit plans in connection with acquisition of Greater Media
8. **Format Change Add-back**: Losses and charges incurred in connection with reformatting stations
9. **WBZ/WDMK/WDMK Pro-forma**: Pro Forma Adjustments to recognize EBITDA from the acquisitions of WBZ (as if consummated on 1/1/17), WDMK (as if consummated on 1/1/18) and WXTU (as if consummated on 1/1/19)
10. **Change in Fair Value of Contingent Consideration:** Represents an increase / decrease in the fair value of contingent consideration resulting from the acquisition of Greater Media
11. **Renegades/QUU:** Includes an adjustment for losses included in net income of a non-owned entity as well as the percentage of losses / income attributable to minority owners
12. **Digital Investment Initiative**: Addback of expenses related to the buildout of the Company's Digital Initiative
13. **Pro-forma Reduction in Force & Severance**: Permanent reductions in staff in FY2018, December 2019, April 2020 and June 2020 run rate for the 12 months contained in the applicable period
14. **Pro-forma Cost Cuts:** Permanent cost cuts related to corporate G&A and station operating expenses implemented in 2020 run rate for the 12 months contained in the applicable period

Beasley Broadcast Group // Investor Presentation 38

Reconciliation of Non-GAAP Adjusted EBITDA

Adjusted EBITDA							
($ in millions)	**Q1'2019**	**Q2'2019**	**Q3'2019**	**Q4'2019**	**Q1'2020**	**Q2'2020**	**Q3'2020**
Net Income (Loss) Attributable to Beasley Stockholders	$ 1.4	$ 4.3	$ 3.0	$ 4.8	$(8.8)	$(17.7)	$(2.4)
Interest Expense	4.6	4.5	4.4	4.5	4.2	3.9	4.5
Income Tax Expense (Benefit)	0.6	1.9	1.7	2.3	(2.4)	(6.0)	(1.0)
Depreciation & Amortization	1.8	1.7	1.9	2.0	2.6	2.9	2.9
EBITDA	**$ 8.3**	**$ 12.5**	**$ 11.1**	**$ 13.6**	**$(4.5)**	**$(17.0)**	**$ 4.0**
Trade	(0.2)	(0.2)	0.2	0.1	(0.3)	0.7	(0.1)
Stock-based Compensation	0.6	0.5	0.6	0.4	0.3	0.2	0.2
Tax Add-back	0.3	0.3	0.4	0.4	0.4	0.3	0.5
Other Income (Expense)	0.5	0.1	0.4	0.4	(0.3)	(0.1)	0.7
Gain on Exchange and Dispositions	(3.5)	-	-	(17.1)	-	-	-
Loss on Modification of Long-term Debt	-	-	-	-	-	2.8	-
Earnings Attributable to Noncontrolling Interest	-	-	-	(0.1)	(0.1)	(0.4)	(0.3)
Impairment AM Stations	-	-	-	13.7	6.8	-	-
Employee Retirement Plan Expenses	0.2	0.2	0.1	0.1	0.1	0.3	0.2
Format Change Add-back	0.4	0.4	0.6	0.5	0.5	1.0	-
WBZ/WXTU/WDMK Pro-forma	0.4	0.7	0.4	-	-	-	-
Renegades/QUU	-	-	0.1	(0.3)	0.1	0.0	0.0
Digital Investment Initiative	0.4	0.6	0.7	0.9	0.9	-	-
Pro-forma Reduction in Force & Severance	-	-	-	3.0	(0.6)	(0.6)	(0.6)
Pro-forma Cost Cuts	-	-	-	-	3.1	0.2	-
Adjusted EBITDA	**$ 7.3**	**$ 15.1**	**$ 14.7**	**$ 15.5**	**$ 6.4**	**$(12.7)**	**$ 4.5**

Beasley Broadcast Group // Investor Presentation 39

Reconciliation of Non-GAAP Station Operating Income

SOI							
($ in millions)	**Q1'2019**	**Q2'2019**	**Q3'2019**	**Q4'2019**	**Q1'2020**	**Q2'2020**	**Q3'2020**
Net Income (Loss) Attributable to Beasley Stockholders	$ 1.4	$ 4.3	$ 3.0	$ 4.8	$(8.8)	$(17.7)	$(2.4)
Corporate Expenses	5.0	5.4	5.3	5.5	4.5	3.7	3.7
Transaction Expenses	0.2	0.1	0.1	0.4	-	-	-
Other Operating Expenses	-	-	-	-	-	-	0.6
Depreciation and Amortization	1.8	1.7	1.9	2.0	2.6	2.9	2.9
Gain on Dispositions, net	(3.5)	-	-	(17.1)	-	-	-
Impairment Losses	-	-	-	13.7	6.8	-	-
Interest Expense	4.6	4.5	4.4	4.5	4.2	3.9	4.5
Loss on Modification of Long Term Debt	-	-	-	-	-	2.8	-
Other Income (Expense), net	0.2	(0.0)	0.1	(0.0)	(0.0)	(0.1)	0.0
Income Tax Expense (Benefit)	0.6	1.9	1.7	2.3	(2.4)	(6.0)	(1.0)
Equity in Earnings of Unconsolidated Affiliates	-	-	0.1	(0.3)	0.1	0.0	0.0
Earnings Attributable to Noncontrolling Interest	-	-	-	(0.1)	(0.1)	(0.4)	(0.3)
SOI	**$ 10.2**	**$ 17.9**	**$ 16.7**	**$ 15.6**	**$ 6.7**	**$(11.0)**	**$ 8.1**

Beasley Broadcast Group // Investor Presentation

40

Reconciliation of Non-GAAP Free Cash Flow

BEASLEY BROADCAST GROUP

Free Cash Flow				
($ in millions)	**FY2017**	**FY2018**	**FY2019**	**LTM 9/30/20**
Net Revenue	**$ 232.2**	**$ 257.5**	**$ 261.6**	**$ 209.8**
Operating Expenses	(174.8)	(195.8)	(201.1)	(190.3)
Corporate Expenses	(15.8)	(16.3)	(21.2)	(17.4)
Stock-based Compensation Expense	1.7	1.9	2.1	1.1
Net Proceeds from Dispositions[1]	35.0	-	26.3	22.5
Interest Expense	(18.4)	(16.0)	(18.0)	(17.1)
Amortization of Debt Issuance Costs	2.2	1.9	1.9	1.9
Interest Income	0.1	0.1	0.1	0.1
Current Income Tax Expense	(0.3)	(3.7)	(8.3)	(5.6)
Capital Expenditures	(4.2)	(4.2)	(9.0)	(9.1)
Free Cash Flow	**$ 57.6**	**$ 25.5**	**$ 34.4**	**$(4.2)**

(1) Net Proceeds from Dispositions was not previously included in our calculation of Free Cash Flow until the year ended December 31, 2019. To align our reconciliation of Net Revenue to Free Cash Flow across all periods presented, we have included this line item in our calculations for the years ended December 31, 2017 and 2018.

Beasley Broadcast Group // Investor Presentation 41